EXHIBIT 32.02

Certification of Chief Financial Officer
Furnished Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Versant Corporation (the “Company”) on Form 10-Q for the quarter ending July 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, LEE MCGRATH, as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.               The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.               The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the quarterly period covered by the Report.

/s/ Lee McGrath
Lee McGrath
Chief Financial Officer
September 12, 2003